Exhibit 10.1
AMENDMENT NO. 1
TO
AGREEMENT AND PLAN OF MERGER
     This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER, is executed as of April 21, 2010 by and among Advanced Energy Industries, Inc., a corporation organized under the laws of the State of Delaware (the “Acquiror”), Neptune Acquisition Sub, Inc., a corporation organized under the laws of the State of Oregon (“Acquiror Sub”), and PV Powered, Inc., a corporation organized under the laws of the State of Oregon (the “Company”).
RECITALS
     WHEREAS, the Acquiror, Acquiror Sub and the Company have previously entered into that certain Agreement and Plan of Merger dated as of March 24, 2010 (the “Merger Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Merger Agreement.
     WHEREAS, Section 10.6 of the Merger Agreement allows the Acquiror, Acquiror Sub and the Company to amend the Merger Agreement.
     WHEREAS, it is a condition to the Closing (i) that all Company Options and Company Warrants that are not exercised prior to or contemporaneously with the Closing be terminated as of the Closing; and (ii) that there be no more than thirty-five (35) Unaccredited Shareholders who receive Acquiror Shares in the Merger and that the issuance of the Acquiror Shares comply with the requirements of Regulation D under the Securities Act.
     WHEREAS, the Parties desire to amend the Merger Agreement (i) to clarify how the payment of the exercise price of any Company Options and Company Warrants that are exercised other than by cash payment to the Company prior to the Closing Date will be satisfied and treated under the Merger Agreement and (ii) to clarify how the Aggregate Merger Consideration Payable at Closing will be allocated to certain holders of Company Options who are Unaccredited Shareholders.
     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Amendment, and intending to be legally bound hereby, the Parties agree as follows.
AMENDMENT
     1. Sections 2.4(a) and 2.4(b) shall be deleted in their entirety and replaced with the following language:
     SECTION 2.4. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the Acquiror, Acquiror Sub or the Company, or of the holders of any shares of common stock of the Company (the “Common Shares”), any shares of preferred stock of the Company (the “Preferred Shares” and together with the Common Shares, the “Company Shares”), or any shares of capital stock of Acquiror Sub:
          (a) Subject to the other provisions of this Section 2.4, each issued and outstanding Common Share (excluding for these purposes Dissenting Shares and Common Shares held by Unaccredited Small Option Holders) shall be converted into the right to receive, upon the surrender of the certificate formerly representing such Common Share (or lost share affidavit in a form reasonably acceptable to Acquiror), and without interest, (i) cash in an amount equal to the Cash Consideration (less the amount of the Shareholder Representative Holdback, Closing Date Indebtedness and Unsatisfied Transaction Costs paid pursuant to Section 2.8) divided by the Base Number (the “Per Share Closing Cash Consideration”) minus the Unaccredited Shareholder Per Share Adjustment, (ii) a number of Acquiror Common Shares equal to the Closing Share Consideration divided by the Share Base Number (the “Per Share Closing Share Consideration”), and (iii) the right to receive a portion of the Additional Consideration, if any, payable pursuant to Section 2.3 equal to the Additional Consideration (less the subsequent Interim CEO Payment not paid at Closing) divided by the Base Number (the “Per Share Additional Consideration”). Each Common Share held by an Unaccredited Small Option Holder shall be converted into the right to receive, upon surrender of the certificate formerly representing such Common Share (or lost share affidavit in a form reasonably acceptable to Acquiror), and without interest, (i) the Per Share Closing Cash Consideration plus the product of (A) the Unaccredited Shareholder Per Share Adjustment multiplied by (B) the Unaccredited Adjustment Multiplier, and (ii) the right to receive the Per Share Additional Consideration, if any, payable pursuant to Section 2.3. Notwithstanding the foregoing and any provision to the contrary in this Agreement, the Per Share Closing Cash Consideration payable with respect to each Common Share issued upon exercise of a Company Option or a Company Warrant for which the exercise price is not paid to the Company in cash shall be reduced by an amount equal to the exercise price per share for such Company Option or Company Warrant.
          (b) Subject to the other provisions of this Section 2.4, each issued and outstanding Preferred Share (excluding for these purposes Dissenting Shares) shall be converted into the right to receive, upon the surrender of the certificate formerly representing such Preferred Share, and without interest, (i) cash in an amount equal to the Per Share Closing Cash Consideration multiplied by 1.15 minus the Unaccredited Shareholder Per Share Adjustment, (ii) a number of Acquiror Common Shares equal to the Per Share Closing Share Consideration multiplied by 1.15, and (iii) the right to receive a portion of the Additional Consideration, if any, payable pursuant to Section 2.3 equal to the Per Share Additional Consideration multiplied by 1.15.
2. The first two sentences of Section 2.8 shall be deleted in their entirety and replaced with the following language:
     SECTION 2.8 Certain Payments. On the Closing Date, the Acquiror shall, on behalf of the Company and the Shareholders, as applicable, pay to such account or accounts as the Company specifies to the Acquiror in writing at least three (3) Business Days prior to the Closing Date, the aggregate amount of any Closing Date Indebtedness, Unsatisfied Transaction Costs, the Shareholder Representative Holdback and the Evans Advance, along with evidence reasonably satisfactory to the Acquiror of such amounts so due and payable. The Cash Consideration paid at Closing shall be reduced by the aggregate amount of any such payments of Closing Date Indebtedness, Unsatisfied Transaction Costs and the Shareholder Representative Holdback, but not by the amount of the Evans Advance which shall be paid directly by Acquiror to Evans Renewable Holdings III, LLC by wire transfer of same day funds.
3. The following definitions shall be added to Article XI:
“Share Base Number” means the total number of issued and outstanding Common Shares less Common Shares held by Unaccredited Small Option Holders, after giving effect to the conversion of all issued and outstanding Preferred Shares into Common Shares immediately prior to the Closing pursuant to Article IV of the Company’s Articles of Incorporation and the number of Common Shares issued upon exercise of all outstanding Company Options and Company Warrants exercised prior to Closing, all as set forth in the Closing Statement.

“Shareholder Representative Holdback” means an amount of the Cash Consideration equal to $250,000 to be deposited into an escrow account established in the name of the Shareholder Representative and distributed pursuant to the Indemnification, Contribution and Holdback Agreement to be entered into by and among the Shareholders (other than Shareholders holding Dissenting Shares) with the Shareholder Representative as of Closing.
“Unaccredited Adjustment Multiplier” means a number equal to the Share Base Number divided by an amount equal to (i) the Base Number minus (ii) the Share Base Number.
“Unaccredited Small Option Holder” means each Person who holds one or more Company Options that are exercisable for a total of 1,000,000 or fewer Common Shares and who is not an accredited investor (as such term is defined in Regulation D of the Securities Act).
“Unaccredited Shareholder Per Share Adjustment” means a per share amount equal to the quotient of (i) the number of Common Shares held by Unaccredited Small Option Holders multiplied by the quotient of $15,000,000 divided by the Base Number, divided by (ii) the Share Base Number.
4 Except as modified herein, the terms and conditions of the Merger Agreement shall remain unchanged and are hereby ratified and confirmed. All references to the Merger Agreement from and after the date herein shall refer to the Merger Agreement as amended by this Amendment.
5. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Colorado.
6. This Amendment may be executed in any number of counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement. Any signature pages of this Amendment transmitted in .pdf format or by facsimile will have the same legal effect as an original executed signature page.
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     IN WITNESS WHEREOF, the Acquiror, the Acquiror Sub and the Company have executed and delivered, or have caused this Amendment to be duly executed and delivered, as of the date first set forth hereinabove.

ACQUIROR:	ADVANCED ENERGY INDUSTRIES, INC.

	By:	/s/ Dr. Hans G. Betz
	Name:	Dr. Hans G. Betz,
	Title:	Chief Executive Officer

ACQUIROR SUB:	NEPTUNE ACQUISITION SUB, INC.

	By:	/s/ Thomas O. McGimpsey
	Name:	Thomas O. McGimpsey
	Title:	Vice President & Corporate Secretary

THE COMPANY:	PV POWERED, INC.

	By:	/s/ Mark Fleischauer
	Name:	Mark Fleischauer
	Title:	Chairman of the Board

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